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SUPPLEMENT
(To Prospectus Supplement dated April 28, 2005
to Prospectus dated January 25, 2005)



                           $719,541,100 (APPROXIMATE)

                 STRUCTURED ADJUSTABLE RATE MORTGAGE LOAN TRUST

                MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-9

         Notwithstanding anything to the contrary in the attached Prospectus Supplement, dated April 28, 2005 (the "Prospectus Supplement"), the Class Principal Amounts of the Class 2-A1, Class 2-A2A and Class 2-A2B Certificates as described on page S-1 will be changed to the following:

                                                  CLASS
                                                PRINCIPAL
                   CLASS                          AMOUNT
                   -----                        ----------
                    2-A1                       $216,548,000
                    2-A2A                      $166,000,000
                    2-A2B                      $ 21,000,000


         All of the other portions of the Prospectus Supplement shall remain unchanged. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Prospectus Supplement.


                          _____________________________

                 THE DATE OF THIS SUPPLEMENT IS APRIL 29, 2005.